SEVENTH LOAN MODIFICATION AGREEMENT


          SEVENTH LOAN MODIFICATION AGREEMENT, effective as of December 31, 1995 (the "Amendment"), by and among MAUI LAND & PINEAPPLE COMPANY, INC. (the "Borrower") and BANK OF HAWAII, a Hawaii banking corporation ("BKOH"), FIRST HAWAIIAN BANK, a Hawaii banking corporation ("FHB"), BANK OF AMERICA, NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association ("BOA"), CENTRAL PACIFIC BANK, a Hawaii banking corporation ("CPB" and, together, with BKOH, FHB, and BOA, the "Lenders") and BANK OF HAWAII, as Agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent"),

                    W I T N E S S E T H:

          WHEREAS, the Borrower, Lenders and Agent are parties to that certain Revolving and Term Loan Agreement, dated as of December 31, 1992, as amended by a First Loan Modification Agreement, dated as of March 1, 1993, and sup-plemented by letter agreements dated April 30, 1993 and June 24, 1993, and further amended by Second Loan Modification Agreement, dated September 8, 1993, by a Third Loan Modifi-cation Agreement, dated September 30, 1993, by a Fourth Loan Modification Agreement, dated March 8, 1994, by a Fifth Loan Modification Agreement, dated effective as of December 31, 1994, and by a Sixth Loan Modification Agreement, dated effective as of March 31, 1995, each among the Borrower and the Lenders (as so amended and supplemented, the "Loan Agree-ment"), pursuant to which the Lenders have made Loans to the Borrower on the terms and conditions stated therein; and

          WHEREAS, the Borrower, Lenders and Agent have agreed to amend the Loan Agreement and the Notes (as such term is defined in the Loan Agreement) for the purposes of, among other things, extending the maturity date of the Notes and amending and restating certain covenants of the Borrower set forth in the Loan Agreement, all as set forth in this Amendment;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, each of the Borrower, Lenders and Agent agree as follows:

          SECTION 1.  Definitions.  Capitalized terms used
herein and not otherwise defined herein shall have the mean-ings ascribed to them in the Loan Agreement.

          SECTION 2.  Amendments to Loan Agreement.

          (a) Effective on and after the Effective Date (as such term is defined in Section 6 of this Amendment), Section
1.04a of the Loan Agreement is amended and restated in its entirety to read as follows:

               "1.04a 'Commitment Reduction Date' means each of the following dates:

               (i) the earlier of (a) January 1, 1996 and (b) the date that the Aggregate Loan Commitment is reduced to $22,000,000 or less (the earlier of such dates is herein referred to as the 'First 1996 Commitment
     Reduction Date');

              (ii) December 31, 1996 (the 'Second 1996 Com-mitment Reduction Date');

             (iii)  each date on which the Borrower or any
     Subsidiary receives any amount in respect of the sale of any of its real estate assets; and

              (iv)  each other date that the Aggregate Loan
     Commitment is to be reduced pursuant to the provisions of Section 2.06(A) of this Loan Agreement."

          (b)  Effective on and after the Effective Date,
Section 2.01 of the Loan Agreement is amended and restated in its entirety to read as follows:

               "2.01 General Terms. On the terms and pro-visions and subject to the satisfaction of the condi-tions stated in this Loan Agreement, each Lender hereby severally agrees to make Loans to the Borrower, from time to time from the date of this Loan Agreement to and including June 30, 1997 (the 'Revolving Loan Period'), each in a principal amount equal to such Lender's Indi-vidual Loan Commitment Percentage of the total amount to be borrowed on any occasion; provided, however, that (a) subject to the provisions of Section 2.06(A) of this Loan Agreement, the aggregate principal amount at any one time outstanding of all Loans hereunder shall not exceed the Aggregate Loan Commitment (i.e., $40,000,000 at any one time outstanding during the Initial Period and, at any one time outstanding on and after each Commitment Reduction Date and until the next Commitment Reduction Date, if any, the Aggregate Loan Commitment after giving effect to the reduction to occur on such Commitment Reduction Date), (b) no lender shall be obligated to make Loans to the Borrower which shall exceed, in the aggregate principal amount at any one time outstanding, such Lender's Individual Loan Commit-ment, (c) each advance of Loan proceeds hereunder shall be made by the several Lenders ratably, in a principal amount equal to such Lender's Individual Loan Commitment Percentage of the total amount to be borrowed on any occasion, (d) no Lender shall have any obligation or liability to the Borrower or any other Person as a result of the failure of another of the Lenders to observe any of its obligations under this Loan Agree-ment, and (e) no Lender (in its capacity as such) shall have any obligation or liability to the Borrower or any other Person as a result of the failure of the Agent to observe any of its obligations under this Loan Agreement or the Agency Agreement. During the Revolving Loan Period the Borrower may borrow, repay without penalty or premium and reborrow hereunder, either the full amount of the Aggregate Loan Commitment then in effect or any lesser sum, provided that any borrowing hereunder shall be in an amount not less than $500,000, and an integral multiple of $100,000, and provided that any voluntary prepayment hereunder shall be in an amount not less than $250,000, and an integral multiple of $50,000. Interest on the Loans shall be paid by the Borrower at the times and in the manner stated in the Notes. All of the out-standing principal balance of, and accrued but there-tofore unpaid interest on, the Loans shall be paid in full on June 30, 1997."

          (c)  Effective on and after the Effective Date,
Section 2.06(A) of the Loan Agreement is amended and restated in its entirety to read as follows:

               "A. Mandatory Reduction. On May 15, 1995, the Aggregate Loan Commitment was reduced to $23,000,000; and on each Commitment Reduction Date thereafter, the Aggregate Loan Commitment shall be reduced to the amount set forth below with respect to such Commitment Reduction Date:

               (1)  At the close of business on the First
     1996 Commitment Reduction Date, the Aggregate Loan Com-mitment in effect at the opening of business on such date shall be reduced to Twenty-two Million Dollars ($22,000,000.00);

               (2)  At the close of business on the Second
     1996 Commitment Reduction Date, the Aggregate Loan Com-mitment in effect at the opening of business on such date shall be reduced by Three Million Dollars
     ($3,000,000.00);

               (3) By the close of business on each date the Borrower or any Subsidiary receives any net sales pro-ceeds (i.e., gross sales proceeds less closing costs acceptable to the Lenders) in respect of the sale of any real estate assets referred to in clause (iii) of
     Section 1.04a of this Loan Agreement, the Borrower shall notify the Agent of such sale and the Borrower's receipt of such net sale proceeds and shall pay to the Lenders through the Agent 75% of the after-tax net proceeds so received by the Borrower as a mandatory prepayment of the outstanding principal amount of the Loans; and

               (4)  The Aggregate Loan Commitment in effect
     shall be reduced by the close of business on the date of the earlier of (x) the date of the sale of the Napili Plaza project in an amount equal to the net sale proceeds of such sale and (y) the date of any permanent financing of the Napili Plaza project in an amount equal to the net mortgage loan proceeds of such permanent financing.

     The Borrower shall pay to the Lenders through the Agent no later than the close of business on each Commitment Reduction Date, as a mandatory prepayment of the aggre-gate outstanding principal amount of the Loans, an amount equal to the difference between (I) the aggregate outstanding principal amount of the Loans, minus (II) the Aggregate Loan Commitment as so reduced."

               (d)  Effective on and after the Effective
     Date, Section 5.01(F) of the Loan Agreement is amended and restated in its entirety to read as follows:


               "(F) The Borrower will maintain:

                    (1)  At all times on and after January
     1, 1994, a Current Ratio of not less than 1.90;

                    (2)  A Recourse Debt/Net Worth Ratio of
     not more than (a) 0.80 at December 31, 1995, March 31, 1996, and September 30, 1996, and (b) 0.70 at
     December 31, 1996 and thereafter (for the purposes of this covenant, KCA's debt approved by the Lenders pur-suant to the last sentence in Section 5.02(I) of this Agreement, and any KCA debt which is Nonrecourse to the Borrower, shall be disregarded); and

                    (3)  A minimum Net Worth of at least (a)
     $57,000,000 at December 31, 1995, and (b) an amount equal to the sum of (i) $57,000,000, plus (ii) the cumulative net profits (but no the net losses) of the Borrower, at January 1, 1996 and thereafter."

          (e)  Effective on and after the Effective Date,
Section 5.02(D) of the Loan Agreement is amended and restated in its entirety to read as follows:

               "(D) Neither the Borrower nor any Subsidiary will make any Capital Expenditures or any Investments, or both, in any of the fiscal years listed below in column (a) which, together with all other Capital
     Expendituresand Investments made by the Borrower and
               its Subsidiaries
     in any such fiscal year, will exceed in the aggregate the amount show opposite such fiscal year listed below in column (b):

                (a)                     (b)
               1992                $14.0 Million
               1993                $13.0 Million
               1994                $11.0 Million
               1995                $10.0 Million
               1996                $ 9.5 Million
               1997 and thereafter $ 9.0 Million"

          (f)  Effective on and after the Effective Date,
Section 5.02(H) of the Loan Agreement is amended and restated in its entirety to read as follows:

               "(H) Neither the Borrower nor any Subsidiary, without the prior written consent of all of the Lenders, will incur, agree to incur, assume, or in any manner become liable in respect of any Indebtedness for Bor-rowed Money (recourse or nonrecourse) other than the indebtedness evidenced by the Notes and this Loan Agreement and additional indebtedness which, together with the indebtedness evidenced by the Notes and this Loan Agreement, shall cause Total Debt to not exceed:

                    (a)  $66,000,000 in the aggregate
     principal amount as of December 31, 1993, and

                    (b)  $63,000,000 in the aggregate
     principal amount as of March 31, 1994, and

                    (c)  $65,000,000 in the aggregate
     principal amount as of June 30, 1994, and

                    (d)  $69,000,000 in the aggregate
     principal amount as of September 30, 1994, and

                    (e)  $57,000,000 in the aggregate
     principal amount as of December 31, 1994, and

                    (f)  $58,000,000 in the aggregate
     principal amount as of March 15, 1995, and

                    (g)  $53,000,000 in the aggregate
     principal amount as of May 5, 1995, and

                    (h)  $50,000,000 in the aggregate
     principal amount as of December 31, 1995, and

                    (i)  $40,000,000 in the aggregate
     principal amount as of December 31, 1996 and thereafter.

          For the purposes of this Section 5.02(H), KCA's debt approved by the Lenders pursuant to the last sentence in Section 5.02(I) of this Agreement, and any KCA debt which is Nonrecourse to the Borrower, including that portion subject to Borrower's Limited Payment Guaranty, shall not be deemed to constitute indebtedness of the Borrower or any Subsidiary."

          SECTION 3.  Amendments to Notes.

          (a)  Effective on and after the Effective Date,
Section 2 of each of the Notes is amended and restated in its entirety to read as follows:

               "2. Interest Rates. Outstanding balances of principal under this Note, prior to the maturity
     (whether by acceleration or otherwise) of the indebtedness evidenced by this Note, shall bear interest at

          (i) during the period commencing on the date of this Note to and including December 31, 1993, a floating rate equal to the Base Rate in effect from time to time,

          (ii) during the period commencing on January 1, 1994 to and including May 15, 1995, a floating rate equal to one-half of one percentage point (0.5%), plus the Base Rate in effect from time to time,

          (iii) during the period commencing on May 15, 1995, to and including the earlier of (x) the date (the "Interest Reduction Date"), if any, that the Aggre-gate Loan Commitment is reduced to $15,000,000.00 and (y), if no Interest Reduction Date occurs prior to maturity, the date that the Loans are paid in full and the Aggregate Loan Commitment is termi-nated, a floating rate equal to one-quarter of one percentage point (0.25%), plus the Base Rate in effect from time to time, and

          (iv) if the Interest Reduction Date occurs prior to maturity, during the period commencing on the Interest Reduction Date, if any, to and including the date that the Loans are paid in full, a floating rate equal to the Base Rate in effect from time to time, computed in each case with daily adjustments, if required, it being the intent that such interest rate shall increase or decrease simultaneously with any increase or decrease in the Base Rate."

          (b)  Effective on and after the Effective Date,
Section 4(a) of each of the Notes is amended by deleting therefrom the date "June 30, 1996," and by inserting, in lieu thereof, the date "June 30, 1997."

          (c)  Effective on and after the Effective Date,
Section 4(b) of the Note held by Bank of Hawaii is amended and restated in its entirety to read as follows:

               "(b) In addition to the payments of interest mentioned above in paragraph 4(a) of this Note, (1) the Maker shall, from time to time, make all principal pay-ments or prepayments required to be made from time to time pursuant to Section 2.06(A) of the Loan Agreement, and (2) the Maker shall pay the entire outstanding balance of principal hereunder on June 30, 1997."

          (d)  Effective on and after the Effective Date,
Section 4(b) of the Note held by First Hawaiian Bank is amended and restated in its entirety to read as follows:

               "(b) In addition to the payments of interest mentioned above in paragraph 4(a) of this Note, (1) the Maker shall, from time to time, make all principal pay-ments or prepayments required to be made from time to time pursuant to Section 2.06(A) of the Loan Agreement, and (2) the Maker shall repay the entire outstanding balance of principal hereunder on June 30, 1997."

          (e)  Effective on and after the Effective Date,
Section 4(b) of the Note held by Bank of America National
Trust and Savings Association is amended and restated in its entirety to read as follows:

               "(b) In addition to the payments of interest mentioned above in paragraph 4(a) of this Note, (1) the Maker shall, from time to time, make all principal pay-ments or prepayments required to be made from time to time pursuant to Section 2.06(A) of the Loan Agreement, and (2) the Maker shall repay the entire outstanding balance of principal hereunder on June 30, 1997."

          (f)  Effective on and after the Effective Date,
Section 4(b) of the Note held by Central Pacific Bank is amended and restated in its entirety to read as follows:

               "(b) In addition to the payments of interest mentioned above in paragraph 4(a) of this Note, (1) the Maker shall, from time to time, make all principal pay-ments or prepayments required to be made from time to time pursuant to Section 2.06(A) of the Loan Agreement, and (2) the Maker shall repay the entire outstanding balance of principal hereunder on June 30, 1997."

          SECTION 4.  General Amendments.

          All references set forth in the Loan Agreement (including, without limitation, all exhibits, schedules and appendices thereto), the Notes, the Mortgage, the Agency Agreement, the Environmental Indemnity Agreement, the Addi-tional Security Mortgage and the other documents, instruments and agreements relating to the Loan Agreement, the Notes, the Mortgage, the Agency Agreement, the Environmental Indemnity Agreement, the Additional Security Mortgage or to the loans made under the Loan Agreement by the Lenders to the Borrower (collectively, the "Loan Documents") to (i) the Loan Agree-ment, is amended to mean and include the Loan Agreement, as heretofore amended, as amended by this Amendment, and as may be further amended, modified and supplemented from time to time by written agreement between the parties hereto, (ii) the Notes, are amended to mean and include the Notes, as heretofore amended, as amended by this Amendment, and as may be further amended from time to time, (iii) the Mortgage, is amended to mean and include the Mortgage, as amended from time to time, and (iv) the other Loan Documents, or any of them, are amended to mean and include such Loan Documents, as amended from time to time.

          SECTION 5.  Representations, Warranties and
Agreements.

          The Borrower hereby:

               (a) reaffirms each and all of its representa-tions and warranties set forth in Section 4.01 of the Loan Agreement as being true and correct on and as of the date hereof with the same force and effect as if such representa-tions and warranties were set forth in full herein (provided that the representations and warranties set forth in Section 4.01(F) of the Loan Agreement shall for the purposes hereof be deemed to be made with respect to the Borrower's financial statements most recently delivered to the Lenders pursuant to the Loan Agreement);

               (b) represents and warrants that no Event of Default and no event, which with the lapse of time, the giving of notice or both would constitute an Event of Default, has occurred and is continuing on and as of the date hereof;

               (c) represents and warrants that no material adverse change in the condition (financial or otherwise) of the Borrower has occurred since the periods covered by the Borrower's financial statements most recently delivered to the Lenders pursuant to the Loan Agreement;

               (d) represents and warrants that each of this Amendment, the Loan Agreement, as heretofore amended and as amended by this Amendment, and each of the Notes, as here-tofore amended and as amended by this Amendment has been duly authorized, executed and delivered by the Borrower and con-stitutes the legal, valid and binding obligation of the Bor-rower and is enforceable in accordance with its terms;

               (e)  represents and warrants that the execu-
tion, delivery and performance of this Amendment do not and will not violate articles of incorporation, by-laws, any ap-plicable laws, rules, regulations, orders, injunctions, writs or decrees or result in a breach of or constitute a default under any contract, agreement or instrument to which the Borrower is a party or by which the Borrower, or its proper-ties are bound, or result in the creation or imposition of any security interest in, or lien or encumbrance upon any property or assets of the Borrower, except in favor of the Lenders; and

               (f)  represents and warrants that no consent
or withholding of objection, approval or authorization of or declaration or filing with, or the taking of any other action by or in respect of any governmental body or regulatory au-thority or any other Person is required in connection with the execution, delivery and performance of this Amendment, other than as may have been obtained or effected prior to the date hereof, and in respect of which the Borrower shall have notified the Lenders in writing on or prior to the date hereof.

          SECTION 6. Effectiveness. Notwithstanding any-thing herein to the contrary, the amendments to the Loan Agreement, Notes and the other Loan Documents set forth in Sections 2, 3 and 4 of this Amendment, shall amend the pro-visions of the Loan Agreement, Notes and the other Loan Documents as of December 31, 1995 (the "Effective Date"), when each and all of the following conditions precedent shall have been satisfied in full:

               (a) Delivery of this Amendment. Each of the parties hereto shall have duly executed and delivered to the Agent this Amendment.

               (b)  No Default.  On and as of the Effective
Date, no Event of Default shall have been declared by the Lenders under the Loan Agreement.

               (c)  Payments; Charges; Fees.  The Borrower
shall have paid to the Lenders in accordance with the terms of the Loan Agreement all payments, charges and fees required to have been paid on or before the Effective Date by the terms of the Loan Agreement or the other Loan Documents, and in addition, shall have paid to the Agent for pro rata dis-tribution to the Lenders an extension fee in the amount of $25,000.

               (d) Consents. There shall have been obtained all third-party consents, if any, necessary or appropriate to effect the amendments and consummate the transactions set forth in this Amendment.

          SECTION 7. Limitations. The amendments to the Loan Agreement, the Notes and the other Loan Documents set forth hereinabove in Sections 2, 3 and 4 of this Amendment shall be limited precisely as written and shall not, except as expressly provided herein, be deemed otherwise to be a consent to any waiver, amendment or modification of any other terms or conditions of the Loan Agreement, the Notes or any of the other Loan Documents. The Loan Agreement, the Notes and other Loan Documents, heretofore amended and as amended hereby, are in all respects ratified and confirmed and shall remain in full force and effect.

          SECTION 8. Further Assurances. The Borrower shall take all such further actions and execute and deliver all such further documents and instruments as the Lenders may from time to time reasonably request to further evidence or effect the transactions contemplated by this Amendment.

          SECTION 9.  Counterparts.  This Amendment may be
executed in two or more counterparts, each of which shall be an original hereof, but all of which together shall consti-tute but one and the same instrument.

          SECTION 10.  Headings.  The section headings in
this Amendment have been inserted for convenience of refer-ence only and shall in no manner affect the meaning or interpretation of the various provisions hereof.

          SECTION 11.  Governing Law.  This Amendment shall
be governed by, and construed in accordance with, the laws of the State of Hawaii.

          SECTION 12. Expenses of the Agent. Without in any way limiting the obligations of the Borrower under Section
7.04 of the Loan Agreement, the Borrower shall reimburse the Agent for all of the costs and expenses of the Agent in con-nection with the preparation of this Amendment, including, but not limited to, reasonable attorneys fees and expenses.

          IN WITNESS WHEREOF, the parties hereto have caused
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this Amendment to be duly executed on the date first-above
written.


                         MAUI LAND & PINEAPPLE COMPANY, INC.

                         By:  /S/ GLARY L. GIFFORD
                             Its:  PRESIDENT

                         By:   /S/ PAUL J. MEYER
                             Its:  EXECUTIVE VICE PRESIDENT

                         BANK OF HAWAII, individually
                           and as Agent

                         By: /S/ GREGG E. LING
                             Its:  VICE PRESIDENT

                         FIRST HAWAIIAN BANK

                         By: /S/ LISA U. KUSHI
                             Its:  BRANCH MANAGER

                         BANK OF AMERICA, NATIONAL TRUST
                         AND SAVINGS ASSOCIATION

                         By:  /S/ RICHARD E. BRYSON
                             Its:  VICE PRESIDENT


                         CENTRAL PACIFIC BANK

                         By:  /S/ ROBERT D. MURAKAMI
                             Its:  VICE PRESIDENT